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                                                               Exhibit (h)(2)(x)

                                 AMENDMENT NO. 1

                                     TO THE

            FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

        Amendment No. 1 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 1, 2003, between The Equitable Life Assurance Society of the United States ("Equitable" or the "Manager") and EQ Advisors Trust (the "Trust").

        The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement ("Agreement"), dated as of May 1, 2002 between them as follows:

1. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

2. Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 1 to Schedule B attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST                        THE EQUITABLE LIFE ASSURANCE SOCIETY
                                         OF THE UNITED STATES


By: /s/ Steven M. Joenk                   By: /s/ Peter D. Noris
    ----------------------------              ----------------------------------
    Steven M. Joenk                           Peter D. Noris
    President                                 Executive Vice President and Chief
                                              Investment Officer

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                                 AMENDMENT NO. 1

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                                             Maximum Annual
     Name of Portfolio                                  Operating Expense Limit
     -------------------------------------------        -----------------------
     EQ/Alliance International Portfolio                          1.10%
     EQ/Alliance Premier Growth Portfolio                         0.90%
     EQ/Alliance Technology Portfolio                             0.90%
     EQ/Bernstein Diversified Value Portfolio                     0.70%
     EQ/Calvert Socially Responsible Portfolio                    0.80%
     EQ/Capital Guardian International Portfolio                  0.95%
     EQ/Capital Guardian Research Portfolio                       0.70%
     EQ/Capital Guardian U.S. Equity Portfolio                    0.70%
     EQ/Emerging Markets Equity Portfolio                         1.55%
     EQ/Evergreen Omega Portfolio                                 0.70%
     EQ/FI Mid Cap Portfolio                                      0.75%
     EQ/FI Small/Mid Cap Value Portfolio                          0.85%
     EQ/Janus Large Cap Growth Portfolio                          0.90%
     EQ/J.P. Morgan Core Bond Portfolio                           0.55%
     EQ/Lazard Small Cap Value Portfolio                          0.85%
     EQ/Marsico Focus Portfolio                                   0.90%
     EQ/MFS Investors Trust Portfolio                             0.70%
     EQ/Mercury Basic Value Equity Portfolio                      0.70%
     EQ/Putnam Growth & Income Value Portfolio                    0.70%
     EQ/Putnam International Equity Portfolio                     1.00%
     EQ/Putnam Voyager Portfolio                                  0.70%
     EQ/Small Company Index Portfolio                             0.60%

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                                 AMENDMENT NO. 1

                                   SCHEDULE B

                              REIMBURSEMENT PERIOD

     Five Year Reimbursement Period:

     EQ/Bernstein Diversified Value Portfolio
     EQ/Evergreen Omega Portfolio
     EQ/FI Small/Mid Cap Value Portfolio
     EQ/J.P. Morgan Core Bond Portfolio
     EQ/Lazard Small Cap Value Portfolio
     EQ/Mercury Basic Value Equity Portfolio
     EQ/MFS Investors Growth Portfolio
     EQ/Emerging Markets Equity Portfolio
     EQ/Putnam Growth & Income Value Portfolio
     EQ/Putnam International Equity Portfolio
     EQ/Putnam Voyager Portfolio
     EQ/Small Company Index Portfolio

     Three Year Reimbursement Period:

     EQ/Alliance International Portfolio
     EQ/Alliance Premier Growth Portfolio
     EQ/Alliance Technology Portfolio
     EQ/Calvert Socially Responsible Portfolio
     EQ/Capital Guardian International Portfolio
     EQ/Capital Guardian Research Portfolio
     EQ/Capital Guardian U.S. Equity Portfolio
     EQ/FI Mid Cap Portfolio
     EQ/Janus Large Cap Growth Portfolio
     EQ/Marsico Focus Portfolio